Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the merger between Medovex and Regenerative Medicine Solutions, LLC (“RMS”). The transaction is accounted for under the acquisition method of accounting under existing U.S. generally accepted accounting principles, or GAAP, which are subject to change and interpretation. Based on the terms of the Asset Purchase Agreement and the APA Amendment, the former RMS members had voting control of the combined company as of the closing of the RMS acquisition. RMS is deemed to be the acquiring company for accounting purposes and the transaction is accounted for as a reverse acquisition under the acquisition method of accounting for business combinations in accordance with accounting principles generally accepted in the United States. Under the acquisition method of accounting, management of Medovex and RMS made a preliminary estimated purchase price allocation, calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements. The assets acquired and liabilities assumed in connection with the merger are at their estimated acquisition date fair values. A final determination of these estimated fair values will be based on the actual net tangible and intangible assets of Medovex that exist as of January 8, 2019, the date of the completion of the merger.

The unaudited pro forma condensed combined financial statements presented below are based upon the historical financial statements of Medovex and RMS, adjusted to give effect to the acquisition of Medovex by RMS, for accounting purposes. The pro forma adjustments are described in the accompanying notes presented on the following pages.

The unaudited pro forma condensed combined balance sheet as of September 30, 2018 gives effect to the merger as if it occurred on September 30, 2018 and combines the historical balance sheets of Medovex and RMS at September 30, 2018. The RMS balance sheet information was derived from its unaudited September 30, 2018 balance sheet included herein. The Medovex balance sheet information was derived from its unaudited September 30, 2018 balance sheet as filed on Form 10-Q on November 14, 2018 and included by reference herein.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2018 is presented as if the merger was consummated on January 1, 2017, combines the historical results of Medovex and RMS for the nine months ended September 30, 2018 and reflects only ongoing continuing operations. The historical results of RMS were derived from its unaudited nine months ended September 30, 2018 statement of operations included herein. The historical results of Medovex were derived from its unaudited consolidated statement of operations as filed on Form 10-Q on November 14, 2018 and included by reference herein.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 is presented as if the merger was consummated on January 1, 2017, combines the historical results of Medovex and RMS for the year ended December 31, 2017 and reflects only ongoing continuing operations. The historical results of RMS were based on its audited December 31, 2017 statement of operations included herein. The historical results of Medovex were based on its audited December 31, 2017 consolidated statement of operations filed on Form 10-K on March 30, 2018  and included by reference herein.

These unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial data. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and Medovex’s future results of operations and financial position. The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined financial statements. The final allocation may include (1) changes in fair values of property, plant and equipment, (2) changes in allocations to intangible assets such as trade names, technology and customer relationships as well as goodwill and (3) other changes to assets and liabilities.

INDEX TO THE UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Proforma Condensed Combined Balance Sheet as of September 30, 2018	1

Proforma Condensed Combined Statement of Operations for the nine month period ended September 30, 2018.	2

Proforma Condensed Combined Statement of Operations for the year ended December 31, 2017.	3

Notes to Proforma Condensed Combined Financial Statements	4

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30,2018

	RMS	Medovex	Pro Forma Merger Adjustments		Pro Forma Combined

Assets

Current Assets
Cash	$77,827	$227,960	$2,000,000	A	$1,876,721
			(350,000)	C
			(77,827)	F
			(1,239)	H

Accounts receivable	28,834	141,290			170,124
Other receivables	—	9,537			9,537
Inventory	—	206,495			206,495
Prepaid expenses	113,089	59,068			172,157
Short-term receivable	—	—			—
Contingent consideration			4,461,111	D	4,461,111
Total Current Assets	219,750	644,350	6,032,045		6,896,145

Property and Equipment, net	928,888	66,551	(605,000)	H	390,439
Goodwill			10,461,277	C	3,555,721
			(6,905,556)	D
Other Intangibles	—	—	4,000,000	C	4,000,000
Related party receivable	158,171				158,171
Security Deposit	38,889	2,751			41,640
Total Assets	$1,345,698	$713,652	$12,982,767		$15,042,117

Liabilities and Stockholders' Equity

Current Liabilities
Interest payable	$—	$80,709			80,709
Accounts payable	997,621	688,958	(284,800)	H	1,401,779
Accounts payable to related parties	—	69,503			69,503
Accrued Payroll	—	124,817			124,817
Accrued liabilities	258,982	477,413	238,016	E	941,232
			(33,179)	F
Notes payable, current portion	—	54,363			54,363
Short-term convertible notes payable, net of debt discount	—	533,128			533,128
Dividend Payable	—	30,063			30,063
Deferred Revenue	280,688				280,688
Other current liabilities	118,605	—			118,605
Total Current Liabilities	1,655,896	2,058,954	(79,963)		3,634,887

Long-Term Liabilities
Notes Payable, net of current portion	3,467,724	—	(3,467,724)	G	—
Deferred Rent	23,336	67			23,403
Total Long-Term Liabilities	3,491,060	67	(3,467,724)		23,403

Total Liabilities	$5,146,956	$2,059,021	$(3,547,687)		$3,658,290

Stockholders' (Deficit) Equity
Series A Preferred stock	—	—			—
Series B Preferred stock	—	9	—		9
Common stock	—	23,473	5,000	A	68,245
			39,772	B
Additional paid-in capital	—	35,278,207	1,995,000	A	15,676,285
			(39,772)	B
			(36,647,058)	C
			14,111,277	C
			(2,444,444)	D
			33,179	F
			(77,827)	F
			3,467,724	G
Accumulated deficit	(3,397,321)	(36,647,058)	36,647,058	C	(3,956,776)
			(238,016)	E
			(321,439)	H
Non-contorlling Interest	(403,937)				(403,937)
Total Stockholders' (Deficit) Equity	(3,801,258)	(1,345,369)	16,530,453		11,383,826

Total Liabilities and Stockholders' (Deficit) Equity	$1,345,698	$713,652	$12,982,767		$15,042,117

See notes to unaudited proforma condensed combined financial statements

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Unaudited Pro Forma Condensed Combined Statements of Operations

	Nine Months Ended September 30, 2018
	RMS	Medovex	Pro Forma Merger Adjustments		Pro Forma Combined

Revenues	$6,991,253	$605,058	$(28,789)	H	$7,567,522
Less: Discounts allowed	—	(6,285)			(6,285)
Cost of Goods Sold	—	(425,399)			(425,399)
Gross Profit	6,991,253	173,374	(28,789)		7,135,838

Operating Expenses
General and administrative	6,636,593	2,918,251	(146,378)	E	8,882,882
			(293,126)	E
			(170,107)	F
			(62,351)	H
Sales & Marketing	1,555,856	666,092	(16,084)	H	2,205,864
Medical Supplies	732,054	—			732,054
Research and development	—	201,529			201,529
Depreciation	74,694	20,622			95,316
Amortization of intangibles			500,000	C	500,000
Total Operating Expenses	8,999,197	3,806,494	(188,046)		12,617,645

Operating Loss From Continuing Operations	(2,007,944)	(3,633,120)	159,257		(5,481,807)

Other Income	—	—			—

Other Expenses
Loss on asset disposal	—	—	—		—
Foreign Currency Transaction Loss	—	15,881	—		15,881
Interest Expense	120,913	72,957	(98,286)	G	95,584
Total Other Expenses	120,913	88,838	(98,286)		111,465

Net Loss	(2,128,857)	(3,721,958)	257,543		(5,593,272)

Dividend on outstanding Series B Preferred Stock	—	(30,063)			(30,063)
Deemed dividend on adjustment to exercise price on certain warrants	—	(107,697)			(107,697)
Deemed Dividend on Beneficial Conversion Features	—	(259,350)			(259,350)
Net loss attributable to common shareholders	$(2,128,857)	$(4,119,068)			$(5,990,382)

Net loss per common share - Basic and diluted		$(0.18)			$(0.10)

Weighted average outstanding shares used to compute basic and diluted net loss per share		22,786,208	39,772,499		62,558,707

See notes to unaudited proforma condensed combined financial statements

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Unaudited Pro Forma Condensed Combined Statements of Operations

	Year Ended December 31, 2017
	RMS	Medovex	Pro Forma Merger Adjustments		Pro Forma Combined

Revenues	$13,206,479	$207,396			$13,413,875
Less: Discounts allowed	—	(52)			(52)
Cost of Goods Sold	—	(162,837)			(162,837)
Gross Profit	13,206,479	44,507	—		13,250,986

Operating Expenses
General and administrative	10,503,093	4,721,893	(390,834)	E	14,466,144
			(300,399)	F
			(67,609)	H
Sales & Marketing	3,193,359	865,377			4,058,736
Medical supplies	1,319,679	—			1,319,679
Research and development	—	491,076			491,076
Depreciation	117,006	27,100			144,106
Amortization of intangibles	—	—	666,667	C	666,667
Impairment and other	360,443	—	—		360,443
Total Operating Expenses	15,493,580	6,105,446	(92,175)		21,506,851

Operating Loss From Continuing Operations	(2,287,101)	(6,060,939)	92,175		(8,255,865)

Other Income	—	957			957

Other Expenses
Loss on investment	25,000
Interest Expense	4,680	395,332			400,012
Total Other Expenses	29,680	395,332	—		400,012

Total Loss From Continuing Operations	(2,316,781)	(6,455,314)	92,175		(8,679,920)

Discontinued Operations
Loss from discontinued operations	—	1,163			1,163
Total Loss from Discontinued Operations	—	(1,163)	—		(1,163)

Net loss before non-controlling interest	$(2,316,781)	$(6,456,477)	$92,175		(8,681,083)
					—
Net loss attributable to non-controlling interest	30,015	—			30,015
Net loss attributable to common shareholders	$(2,286,766)	$(6,456,477)			$(8,651,068)

Net loss per common share - Basic and diluted		$(0.34)			$(0.15)

Weighted average outstanding shares used to compute basic net loss per share		19,142,795	39,772,499		58,915,294

See notes to unaudited proforma condensed combined financial statements

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

On January 8, 2019 Medovex Corporation completed its business combination with Regenerative Medicine Solutions LLC, (“RMS) under which Medovex purchased certain assets and assumed certain liabilities of RMS. Pursuant to the terms of the Purchase Agreement and the Amendment, Medovex issued to the shareholders of RMS 39,772 shares of Series C Preferred Stock where each share of Series C Preferred stock will, at the date of closing, automatically convert into 1,000 shares of Common Stock and represent approximately fifty-five percent (55%) of the outstanding voting shares of the Company.

Under the terms of the Purchase Agreement, subsequent to the closing, the Company will issue additional “Exchange Shares” to the shareholders of RMS to maintain the 55% ownership and not be diluted by the sale of convertible securities (“New Shares Sold”) until Medovex raises an additional $5.65 million via the issuance of new securities. On the date of closing the company issued 6,111 additional Exchange Shares to RMS Shareholders as a result of the issuance of additional securities, which are included in the 39,772 shares above. Subsequent to the closing of the purchase transaction all additional Exchange Shares representing contingent consideration have been issued to the shareholders of RMS.

Because RMS shareholders own approximately 55% of the voting stock of Medovex after the transaction, RMS is deemed to be the acquiring company for accounting purposes and the transaction is accounted for as a reverse acquisition under the acquisition method of accounting for business combinations in accordance with accounting principles generally accepted in the United States. The assets acquired and the liabilities assumed of RMS included as part of the purchase transaction are recorded at historical cost. Accordingly, the assets and liabilities of Medovex are recorded as of the merger closing date at their estimated fair values.

2.	Preliminary Purchase Price Allocation

The purchase price for the acquisition has been allocated to the assets acquired and liabilities assumed for purposes of the unaudited pro forma condensed combined financial information based on their estimated relative fair values. The purchase price allocation herein is preliminary. The final purchase price allocation will be determined after completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed but in no event later than one year following completion of the acquisition. Accordingly, the final acquisition accounting adjustments could differ materially from the pro forma adjustments presented herein. Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown herein, could also change the portion of purchase price allocated to goodwill and could impact the operating results of the Company following the acquisition due to differences in purchase price allocation, depreciation and amortization related to some of these assets and liabilities.

The acquisition-date fair value of the consideration transferred as of January 8, 2019 is as follows:

Common shares issued and outstanding	24,717,271
Common shares reserved for issuance upon conversion of the outstanding Series B Preferred Stock	2,312,500
Common shares reserved for issuance upon conversion of 12% Senior Convertible Notes	1,875,000
Total Common shares	28,904,771
Closing price per share of MDVX Common stock on January 8, 2019	$0.40
11,561,908
Fair value of Outstanding Warrants and Options	1,904,000
Cash consideration to RMS	(350,000)
13,115,908
Contingent consideration to RMS shareholders - Common shares	(6,905,556)
Total Consideration	$6,210,353

On September 30, 2018, Medovex had 24,473 million shares of common stock outstanding at a market capitalization of $9.8 million. The estimated fair value of the net assets of Medovex was $8.4 million as of September 30, 2018. Measuring the fair value of the net assets to be received by RMS was readily determinable based upon the underlying nature of the net assets. The fair value of the Medovex common stock is above the fair value of its net assets. The Medovex net asset value is primarily comprised of definite-lived Intangibles ($4.0 million as of September 30, 2018), and the RMS interest in the merger is significantly related to obtaining access to the public market. Therefore, the fair value of the Medovex stock price and market capitalization as of September 30, 2018 is considered to be the best indicator of the fair value and, therefore, the estimated purchase price consideration.

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Contingent consideration is recorded as an asset in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The shares are measured at fair value using the per share price of the Company’s common stock on the closing date of the transaction.

The calculation of contingent consideration to be transferred is as follows:

Total new shares issued by Medovex	14,125,000
Medovex ownership %	0.45
31,388,889
RMS ownership %	0.55
Total additional Exchange Shares	17,263,889
Closing price per share of Medovex Common stock on January 8, 2019	$0.40
Total contingent consideration	$6,905,556

Total additional exchange shares	17,263,889
Exchange shares issued at closing per January 8, 2019 SPA	(6,111,111)
Remaining Exchange Shares to be issued	11,152,778
$0.40
Total contingent consideration @ 9/30/18	$4,461,111

Total contingent consideration transferred at closing	2,444,444

The Acquisition was accounted for as a business combination under the acquisition method of accounting in accordance with ASC 805. Accordingly, the tangible assets and identifiable intangible assets acquired and liabilities assumed were recorded at fair value as of the date of acquisition, with the remaining purchase price recorded as goodwill.

The following table summarizes the preliminary estimated fair values of the assets acquired and liabilities assumed at the date of acquisition on January 8, 2019:

Cash	$227,960
Accounts receivable, net	150,827
Inventory	206,495
Prepaid expenses	59,068
Contingent consideration	6,905,556
Property and equipment	66,551
Other	2,751
Intangibles	4,000,000
Goodwill	3,555,721
Total assets acquired	$15,174,929
Accounts payable and other accrued liabilities	1,390,754
Interest-bearing liabilities and other	668,267
Net assets acquired	$13,115,908

The purchase price allocation has been prepared on a preliminary basis and is subject to change as additional information becomes available concerning the fair value and allocation of consideration to the identifiable intangible assets acquired.

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This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and income statement. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property, plant and equipment, (2) changes in allocations to intangible assets such as trade names, technology and customer relationships as well as goodwill and (3) other changes to assets and liabilities. Intangible assets will be recorded as definite-lived assets and amortized over the estimated period of economic benefit. Goodwill is calculated as the difference between the acquisition-date fair value of the consideration transferred and the fair values of the assets acquired and liabilities assumed. Goodwill is not expected to be deductible for income tax purposes. Goodwill is recorded as an indefinite-lived asset and is not amortized but tested for impairment on an annual basis or when indications of impairment exist.

3.	Pro Forma and Acquisition Accounting Adjustments

The unaudited pro forma condensed combined financial statements include pro forma adjustments to give effect to certain capital transactions of Medovex occurring as a direct result of the purchase transaction, the acquisition of Medovex by RMS for accounting purposes and adjustments for employee severance liabilities and salaries and other employee costs for employees terminated as a result of the transaction, transactions costs, and certain assets, liabilities and operations not assumed in connection with transaction.

The pro forma adjustments are as follows:

(A) To reflect on the date of closing the purchase transaction pursuant to the Securities Purchase Agreement, $2.0 million of additional investment consisting of the issuance of 40 units, each consisting of a $50,000 12% convertible note and a warrant to purchase common stock at an exercise price of $0.75 per share. The $2 million is comprised of $1.8 million in cash and $200,000 in convertible debt that was issued subsequent to September 30, 2018. The notes have a one-year maturity and were converted into shares of common stock. The notes were automatically, on the closing date, converted into shares of common stock. For purposes of the pro forma results we have reflected the shares as issued and outstanding on the date of the acquisition.

(B) To reflect the issuance of 39,772 common shares to RMS members at the date of closing to represent approximately fifty-five (55%) ownership of the outstanding voting shares of the combined entity.

(C) To reflect the estimated fair value of Medovex’s net assets and record goodwill and other identifiable intangible assets of $3.6 million ($10.5 million before the contingent consideration adjustment, see adjustment (D) below) and $4.0 million, respectively, resulting from the merger transaction and the elimination of the additional paid-in-capital and accumulated deficit of Medovex at the close of the merger transaction referred to in Note 1. See purchase price allocation in Note 2. Total estimated amortization expense of $500,000 and $666,667 related to the identifiable intangibles have been included in the nine months ended September 30, 2018 and the twelve months ended December 31, 2017 unaudited pro forma condensed combined statements of operations, respectively. These expenses have been included in the unaudited pro forma condensed combined statement of operations, because they are expected to have a continuing impact on operations

As part of the preliminary valuation analysis, the Company identified intangible assets. The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires a forecast of all of the expected future cash flows. Since all information required to perform a detailed valuation analysis of Medovex’s intangible assets could not be obtained as of the date of this filing, for purposes of these unaudited pro forma condensed combined financial statements, the Company used certain assumptions based on publicly available transaction data for the industry. These preliminary estimates of fair value and estimated useful lives will likely differ from final amounts the Company will calculate after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial statements. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill and annual amortization expense of approximately $600,000 and $66,667 respectively, assuming an overall weighted-average useful life of 6 years.

(D) To reflect total contingent consideration of $6.9 million, the transfer of $2.4 million to RMS shareholders on the date of closing, and the remaining contingent consideration of $4.6 million to be transferred to RMS shareholders subsequent to the closing of the purchase transaction as discussed in Note 1 and 2.

(E) Represent estimated transaction costs of $166,335 to consummate the merger and accrual of severance to employees of $71,681 for total accrued expense of $238,016 incurred upon closing of the transaction. These items are not reflected in the unaudited pro forma condensed combined statement of operations because they will not have a continuing impact on operations. In addition, transaction costs and employee salaries of $146,378 and $293,126 included in the nine months ended September 30, 2018 have been removed from the unaudited pro forma condensed combined statement of operations. Employee salaries of $390,834 included in the twelve months ended December 31, 2017 have been removed from the unaudited pro forma condensed combined statement of operations.

(F) Represent cash not transferred and certain accrued legal costs of $33,179 not assumed as part of the merger transaction. These legal costs of $170,107 and $300,399 for the nine months ending September 30, 2018 and the year ended December 31, 2017, respectively, have been removed from the unaudited pro forma condensed combined statement of operations, because they will not have a continuing impact on operations.

(G) Represent $3.5 million RMS note payable not assumed as part of the merger transactions. Related interest expense of $98,286 included in the unaudited pro forma statement of operations for the nine months ended September 30, 2018, have been removed from the unaudited proforma condensed statement of operations. This item has been removed from the unaudited pro forma condensed combined statement of operations because they will not have a continuing impact on operations.

(H) Represents certain assets and liabilities and operations pertaining to a legal entity of RMS not included as part of the Purchase Agreement. Related revenues and expenses included in the unaudited pro forma statements of operations for the nine and twelve months ended September 30, 2018 and December 31, 2017, respectively, have been removed from the unaudited pro forma condensed statements of operations. These items have been removed for the unaudited pro forma condensed combined statements of operations because the will not have a continuing impact on operations.

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